As filed with the Securities and Exchange Commission on May 10, 2024
Registration No. 333 - __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________________________
Beyond Meat, Inc.
(Exact name of registrant as specified in its charter)
______________________

Delaware	26-4087597
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
888 N. Douglas Street, Suite 100
El Segundo
CA 90245
(Address of Principal Executive Offices including Zip Code)

Beyond Meat, Inc. 2018 Equity Incentive Plan
Beyond Meat, Inc. 2018 Employee Stock Purchase Plan
(Full title of the plans)

Lubi Kutua
Chief Financial Officer and Treasurer
Beyond Meat, Inc.
888 N. Douglas Street, Suite 100
El Segundo, CA 90245
(866) 756-4112
(Name and address and telephone number,
including area code, of agent for service)

Copy to:
Christine McCarthy, Esq.
Orrick, Herrington & Sutcliffe LLP
1000 Marsh Road
Menlo Park, CA 94015
Telephone: (650) 614-7400, Facsimile: (650) 614-7401

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer	☐
Non-accelerated filer ☐	Smaller reporting company	☐
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be delivered to the participants in the Plans (defined below) covered by this registration statement (the “Registration Statement”) as required by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities
This Registration Statement is being filed for the purpose of registering an additional 2,680,651 shares of common stock, par value $0.0001 (“Common Stock”), of Beyond Meat, Inc. (the “Registrant”) issuable under the following employee benefit plans for which registration statements on Form S-8, filed with the Commission on May 3, 2019 (File No. 333-231186), May 15, 2020 (File No. 333-238304), March 3, 2022 (File No. 333-263263) and May 11, 2023 (File No. 333-271824) (collectively, the “Prior Registration Statements”) are effective: (i) the 2018 Equity Incentive Plan (the “2018 EIP”), pursuant to an automatic share increase that occurred on January 1, 2024, which added a total of 2,144,521 shares of Common Stock to the number of shares of Common Stock available for issuance under the 2018 EIP, and (ii) the 2018 Employee Stock Purchase Plan (the “2018 ESPP,” and together with the 2018 EIP, the “Plans”), pursuant to an automatic share increase that occurred on January 1, 2024, which added a total of 536,130 shares of Common Stock to the number of shares of Common Stock available for issuance under the 2018 ESPP.

Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated by reference in this Registration Statement to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

Item 8.    Exhibits.

Exhibit number	Documents
4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form S-1/A, filed with the Commission on March 27, 2019)
4.2	Description of Registrant’s Securities (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 1, 2023)
5.1*	Opinion of Orrick, Herrington & Sutcliffe LLP
23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (contained on the signature page of this Registration Statement)
99.1	2018 Equity Incentive Plan and forms of agreement thereunder (incorporated herein by reference to Exhibit 10.13 to the Registrant’s Form S-1/A, filed with the Commission on January 9, 2019)
99.2
Amended form of 2018 Equity Incentive Plan stock option award agreement (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on July 29, 2019)

99.3
Amended form of 2018 Equity Incentive Plan restricted stock unit award agreement (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on November 9, 2023)

99.4	2018 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.14 to the Registrant’s Form S-1/A, filed with the Commission on January 9, 2019)
107*	Filing fee table
____________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on May 10, 2024.

BEYOND MEAT, INC.

By:	/s/ Ethan Brown
Name:	Ethan Brown
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Ethan Brown and Lubi Kutua, each of them with power to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments of this Registration Statement, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ethan Brown	President, Chief Executive Officer, and Director (Principal Executive Officer)	May 10, 2024
Ethan Brown

/s/ Lubi Kutua	Chief Financial Officer and Treasurer (Principal Financial Officer)	May 10, 2024
Lubi Kutua
/s/ Yi (Jevy) Luo	Vice President and Corporate Controller (Principal Accounting Officer)	May 10, 2024
Yi (Jevy) Luo

/s/ Seth Goldman	Chair of the Board	May 10, 2024
Seth Goldman

/s/ Sally Grimes	Director	May 10, 2024
Sally Grimes

/s/ Colleen Jay	Director	May 10, 2024
Colleen Jay

/s/ C. James Koch	Director	May 10, 2024
C. James Koch

/s/ Raymond J. Lane	Director	May 10, 2024
Raymond J. Lane

/s/ Muktesh Pant	Director	May 10, 2024
Muktesh Pant

/s/ Ned Segal	Director	May 10, 2024
Ned Segal

/s/ Kathy N. Waller	Director	May 10, 2024
Kathy N. Waller